UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 29, 2018 (March 22, 2018)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	30-0868937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Coach Cove Sanford, MI	48657
(Address of principal executive offices)	(Zip Code)

(248) 750-1015

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Forward-Looking Statements

This Current Report on Form 8-K may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address our growth strategy, company plans, forecasted financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward looking statement can be guaranteed and actual future results may vary materially. We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Crypto Coin Patent Licensing Agreement with Virtual Solutions Ventures LLC.

On March 22, 2018 HPIL HOLDING signed a Crypto Coin Patent Licensing Agreement (the “Agreement”) with Virtual Solutions Ventures LLC a Wyoming company, the “Licensor.” HPIL HOLDING (the “Licensee”) is a public Nevada Corporation. The Agreement is attached hereto as Exhibit 99.1. The Licensor is the owner of all right, title and interest throughout the world to a new idea, invention or product known as a “Browser Based Currency Miner”, United States Patent and Trademark Office (USPTO) file number 62614253 more fully described in the attached hereto Exhibit 99.2. The Licensor is a company, which, owns this “Provisional Patent”.

The Licensor has licensed the usage and marketing of this Provisional Patent USPTO number 62614253 to Licensee

The Licensee is authorized to use and market the provisional patent within the United States of America, and worldwide to the World Traditional Okinawa Karate Federation (WTOKF) in Switzerland and its member country organizations, herein referred to as “Territory”. The WTOKF has approximately 1.2 million members worldwide and more information is available at its website http://www.wtokf.org.

The Term of this Agreement (the “Term”) is five years from the effective date (January 11, 2018) and it is renewable from year to year unless cancelled by either the Licensor or the Licensee.

Initially the license to the Licensee is for the Crypto Coin known as Monero.

Wikipedia (http://wikipedia.org), defines a cryptocurrency (or crypto currency) as a digital asset designed to work as a medium of exchange that uses cryptography to secure its transactions, to control the creation of additional units, and to verify the transfer of assets. Cryptocurrencies are a type of digital currencies, alternative currencies and virtual currencies. Cryptocurrencies use decentralized control as opposed to centralized electronic money and central banking systems The decentralized control of each cryptocurrency works through a blockchain, which is a public transaction database, functioning as a distributed ledger. Bitcoin, created in 2009, was the first decentralized cryptocurrency. Since then, numerous other cryptocurrencies have been created. These are frequently called altcoins, as a blend of alternative coin.

ITEM 8.01 OTHER EVENTS.

Licensor and Licensee are further negotiating to apply the license to other Crypto Coins.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

99.1*:	Crypto Coin (Cryptocurrency) Patent Licensing Agreement.

99.2:	United States Patent and Trademark Office (USPTO) file number 62614253

*	Filed herewith. Portions of this exhibit are omitted and were filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment under 24b-2 of the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: March 29, 2018.	By:	/s/ Nitin Amersey
Nitin Amersey
Chief Executive Officer

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